Exhibit 99.1

LPL Public Relations For Immediate Release

Rich Steinmeier Named Chief Executive Officer of LPL Financial; Elected to Board of Directors

Matt Audette Named President; Expands Current CFO Role

SAN DIEGO – Oct. 21, 2024 – LPL Financial Holdings Inc. (Nasdaq: LPLA) today announced that the Board of Directors has confirmed Rich Steinmeier as Chief Executive Officer. Steinmeier, who had been interim CEO since October 1, was also elected a member of the Board.

In addition, the Board named Matt Audette as President and Chief Financial Officer, expanding his previous role as Chief Financial Officer and Head of Business Operations. The appointments are effective immediately.

“LPL is fortunate to benefit from an exceptionally strong team with leaders who have a clear vision for the continued success of the business,” said Jim Putnam, chair of the LPL Financial Board of Directors.

“Rich’s appointment to CEO, which reflects the Board’s succession plan, is a testament to the valuable contributions he has made during his tenure with LPL and the trusted relationships he has established with clients and employees,” added Putnam, noting that LPL’s organic growth rate has more than doubled since Rich joined the company in 2018 to lead its growth initiatives. “With Rich as CEO and Matt in his expanded role as President, the Board is confident that LPL’s trajectory of high performance and its steadfast commitment to serving clients will continue to build stakeholder value.”

“The success of LPL is shaped by the clear-eyed view from our talented team that all Americans deserve access to sound financial advice. It is an incredible honor to lead the company that delivers on this purpose,” said Steinmeier. “I’m fortunate to collaborate with Matt and our leadership team to elevate our service to clients, provide rewarding careers for our people, and to build on our momentum as one of the fastest growing companies in wealth management.”

“We’re operating from a position of strength with a leadership team that is sharply focused on supporting our clients’ success through innovative solutions,” said Audette. “I look forward to continuing my partnership with Rich as we expand on our leading position in the advisor-centered marketplace and enhance value for all the stakeholders we serve.”

About Rich Steinmeier

Steinmeier, 50, was appointed LPL Financial’s interim CEO on October 1, 2024. He previously served as Managing Director, Chief Growth Officer and, prior to that, as Divisional President, Business Strategy and Growth. As Chief Growth Officer, he led teams responsible for shaping corporate and business line strategy, recruiting new financial advisors and institutions, leading the field management of LPL employee advisors, creating and deploying capital solutions to LPL clients, and leading the marketing and communications functions.

Before joining LPL in 2018, Steinmeier held senior leadership roles at UBS Financial and Merrill Lynch as well as working as a consultant for McKinsey & Company. Steinmeier earned a B.S. in economics from the Wharton School at the University of Pennsylvania and an M.B.A. from Stanford University.

About Matt Audette

Audette, 50, joined LPL Financial as Chief Financial Officer in 2015 and assumed responsibility for the firm’s business operations in 2023. Audette is responsible for the firm’s financial, risk, compliance and client operations functions. In addition, he oversees the teams responsible for delivering increased operational speed and transparency, along with continued strong risk management, to advisors and institutions. Over Audette’s tenure, he has contributed to the firm’s continued growth and profitability by leading corporate acquisitions, debt transactions, the client deposit portfolio, expense management, and capital allocation.

Prior to joining LPL, Audette served as Executive Vice President and Chief Financial Officer of E*TRADE Financial Corporation. Audette earned a Bachelor of Science in accounting from Virginia Tech.

About LPL Financial

LPL Financial Holdings Inc. (Nasdaq: LPLA) was founded on the principle that the firm should work for advisors and institutions, and not the other way around. Today, LPL is a leader in the markets we serve, serving more than 23,000 financial advisors, including advisors at approximately 1,000 institutions and at approximately 580 registered investment advisor firms nationwide. We are steadfast in our commitment to the advisor-mediated model and the belief that Americans deserve access to personalized guidance from a financial professional. At LPL, independence means that advisors and institution leaders have the freedom they deserve to choose the business model, services and technology resources that allow them to run a thriving business. They have the flexibility to do business their way. And they have the freedom to manage their client relationships, because they know their clients best. Simply put, we take care of our advisors and institutions, so they can take care of their clients.

Securities and Advisory services offered through LPL Financial LLC (“LPL Financial”), a registered investment advisor. Member FINRA/SIPC. LPL Financial and its affiliated companies provide financial services only from the United States.

Throughout this communication, the terms “financial advisors” and “advisors” are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial. We routinely disclose information that may be important to shareholders in the “Investor Relations” or “Press Releases” section of our website.

Media Contact

Jen Roche

jen.roche@lplfinancial.com